UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 8, 2018

Party City Holdco Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford		10523
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Party City Holdco Inc.’s (the “Company”) senior management team expects to conduct meetings with lenders on February 8, 2018. The Company is giving notice of the fact that during the course of those meetings, the Company will reaffirm its prior guidance of full fiscal year 2017 revenue of $2.36 billion to $2.39 billion, full fiscal year 2017 adjusted EBITDA of $400 million to $410 million and fiscal year 2017 adjusted diluted EPS of $1.21 to $1.25 per share (exclusive of any impact from share repurchase made by the Company in fiscal year 2017). In addition, the Company’s senior management team expects to disclose shares of common stock outstanding of 96,394,102 as of January 31, 2018 and borrowings outstanding under the Company’s asset-based revolving credit facility of $343.2 million as of January 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

By:	/s/ Daniel J. Sullivan
Name:	Daniel J. Sullivan
Title:	Chief Financial Officer

Date: February 8, 2018